Filed Pursuant to Rule 424(b)(5)
Registration No. 333-205492

PROSPECTUS SUPPLEMENT
(To Prospectus dated August 21, 2015)

LGI HOMES, INC.
Common Stock
$25,000,000

We have entered into an equity distribution agreement with Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, JMP Securities LLC and Builder Advisor Group, LLC, as our sales agents, relating to the shares of common stock offered by this prospectus supplement.
In accordance with the terms of the equity distribution agreement, we may offer and sell shares of our common stock having an aggregate offering price of up to $25,000,000 from time to time through one or more of the sales agents. Sales of shares of our common stock, if any, will be made by means of ordinary brokers’ transactions through the facilities of the NASDAQ Global Select Market, or NASDAQ, any other national securities exchange or facility thereof, a trading facility of a national securities association or an alternate trading system, to or through a market maker or directly on or through an electronic communication network, a “dark pool” or any similar market venue, at market prices, in block transactions, or as otherwise agreed between us and one or more of the sales agents.
We will pay the applicable sales agent a fee equal to 2.0% of the gross sales price per share sold through it as agent under the equity distribution agreement. Pursuant to the terms of the equity distribution agreement, we also may sell shares of our common stock to one or more of the sales agents as principal for its own account at a price agreed upon at the time of sale. The sales agents are not required to sell any specific number or dollar amount of shares of our common stock but will use their reasonable efforts, as our agents and subject to the terms of the equity distribution agreement, to sell shares of our common stock, as instructed by us. The net proceeds from any sales under this prospectus supplement will be used as described under “Use of Proceeds” in this prospectus supplement.
The offering of shares of our common stock pursuant to the equity distribution agreement will terminate upon the earlier of (i) the sale of all shares of common stock subject to the equity distribution agreement and (ii) the termination of the equity distribution agreement by either the sales agents or us.
Our shares of common stock are listed on the NASDAQ Global Select Market under the symbol “LGIH.” The last reported sale price of our common stock on September 6, 2016, as reported by the NASDAQ, was $38.55 per share.

Investing in our common stock involves risk. Please carefully review the information under the heading “Risk Factors” on page S-3. In addition, risks associated with any investment in our common stock may be described in the accompanying prospectus and certain of our filings with the Securities and Exchange Commission, as described in “Risk Factors” on page S-3.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Deutsche Bank Securities	J.P. Morgan
JMP Securities	Builder Advisor Group, LLC

The date of this prospectus supplement is September 7, 2016

TABLE OF CONTENTS
Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first part is the prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference. The second part is the accompanying prospectus, which provides more general information. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference prior to the date hereof, on the other hand, you should rely on the information in this prospectus supplement. Please carefully read this prospectus, the prospectus supplement and any pricing supplement together with the information contained in the documents we refer to under the heading “Where You Can Find More Information.”
Neither we nor the sales agents have authorized anyone to provide you with any information other than that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. Neither we nor the sales agents take any responsibility for, or can provide any assurance as to the reliability of, any information that others may give you. Neither we nor the sales agents are making an offer of these securities in any jurisdiction where the offer is not permitted. You should assume that the information in this prospectus supplement, the accompanying prospectus and any free writing prospectus prepared by us is accurate only as of the date on its cover page and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference.

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SUMMARY
This summary highlights information included or incorporated by reference elsewhere in this prospectus supplement and the accompanying prospectus. It is not complete and does not contain all of the information that you should consider before making your investment decision. You should carefully read the entire prospectus supplement, the accompanying prospectus and the information incorporated, or deemed to be incorporated, by reference, including our financial statements and the notes thereto, before making an investment decision. Please read “Risk Factors” in this prospectus supplement, the accompanying prospectus, our most recent Annual Report on Form 10-K filed with the SEC and any subsequently filed Quarterly Reports on Form 10-Q filed with the SEC for more information about important risks that you should consider before investing in our common stock.
About LGI Homes, Inc.
We are one of the nation’s fastest growing public homebuilders in terms of percentage increase of home closings. We are engaged in the design, construction, marketing and sale of new homes in markets in Texas, Arizona, Florida, Georgia, New Mexico, South Carolina, North Carolina, Colorado, Washington and Tennessee. The markets where we have active communities at August 31, 2016, include Houston, San Antonio, Dallas/Fort Worth, Austin, Phoenix, Tucson, Tampa, Orlando, Fort Myers, Atlanta, Albuquerque, Charlotte, Denver, Jacksonville, Seattle and Colorado Springs.
Since commencing home building operations in 2003, we have constructed and closed over 14,000 homes. During the six months ended June 30, 2016, we had 1,972 home closings, compared to 1,524 home closings during the six months ended June 30, 2015. We had 306 home closings in July 2016, compared to 311 home closings in July 2015. In addition, we had 383 home closings in August 2016, compared to 320 home closings in August 2015.
We sell homes under the LGI Homes and Terrata Homes brands. Our 56 active communities at June 30, 2016 include three Terrata Homes communities.
On November 13, 2013, we completed an initial public offering (the “IPO”) of 10,350,000 shares of our common stock. As a result of the reorganization transactions in connection with the IPO, for accounting purposes, our historical results included or incorporated by reference in this prospectus supplement present the combined assets, liabilities and results of operations of LGI Homes, Inc., since the date of its formation, and our predecessor prior to the IPO. Prior to the completion of the IPO, our predecessor owned a 15% equity interest in and managed the day-to-day operations of four unconsolidated joint venture entities (the “pre-IPO Joint Ventures”). Concurrent with the IPO, LGI Homes, Inc. acquired all of the equity interests in the pre-IPO Joint Ventures that it did not own immediately prior to the IPO. Our financial statements present our predecessor’s historical interest in the pre-IPO Joint Ventures using the equity method and our predecessor’s share of the pre-IPO Joint Ventures’ net earnings are included in income from unconsolidated joint ventures. Effective November 13, 2013, we own all of the equity interests in the pre-IPO Joint Ventures and we account for them on a consolidated basis after such date.
LGI Homes, Inc. is a Delaware corporation incorporated on July 9, 2013. Our principal executive offices are located at 1450 Lake Robbins Drive, Suite 430, The Woodlands, Texas 77380, and our telephone number is (281) 362-8998. Information on or linked to our website is not incorporated by reference into this prospectus supplement unless expressly noted.

The Offering

Common Stock Offered	Shares of our common stock with an aggregate sales price of up to $25 million.
Common Stock outstanding before this offering	21,023,248 shares (1)
Use of Proceeds
We intend to use the net proceeds from this offering, after deducting the sales agents’ commission and our offering expenses, for general corporate purposes, which may include, among other things, capital expenditures, acquisitions, land purchases, working capital and repayment or refinancing of debt, including, without limitation, borrowings under our revolving credit facility. Please read “Use of Proceeds.”

Risk Factors
An investment in shares of our common stock involves risk. Please read “Risk Factors” in this prospectus supplement, the accompanying prospectus, in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”), in any Quarterly Reports on Form 10-Q or any Current Reports on Form 8-K subsequently filed with the SEC for a discussion of factors you should carefully consider before deciding to invest in our common stock.

Conflicts of Interest
Affiliates of each of Deutsche Bank Securities Inc. and J.P. Morgan Securities LLC are lenders under our revolving credit facility and, if we repay outstanding indebtedness under our revolving credit facility using the net proceeds of this offering, may receive 5% or more of the net proceeds of this offering. Accordingly, each of Deutsche Bank Securities Inc. and J.P. Morgan Securities LLC have a “conflict of interest” within the meaning of Rule 5121 of the Financial Industry Regulatory Authority, Inc., and this offering will be conducted pursuant to the requirements of that rule. If either Deutsche Bank Securities Inc. and its affiliates or J.P. Morgan Securities LLC and its affiliates receives more than 5% of the net proceeds from this offering, such sales agent will not confirm sales to any account over which it exercises discretionary authority without the specific written approval of the accountholder. Please read “Plan of Distribution (Conflicts of Interest)-Conflicts of Interest and Other Relationships.”

NASDAQ Trading Symbol	LGIH

(1) Based on shares outstanding as of August 31, 2016. Excludes shares of our common stock sold hereunder and:

•	up to 3,950,732 shares of our common stock reserved for issuance upon the conversion of our 4.25% convertible notes due 2019 (based on the conversion rate as of August 31, 2016);

•	409,611 shares of our common stock relating to restricted stock units outstanding as of August 31, 2016, which restricted stock units were granted under our equity incentive plan;

•	an additional 1,919,904 shares of our common stock reserved for issuance under our equity incentive plan as of August 31, 2016; and

•	an additional 500,000 shares of our common stock reserved for issuance under our employees’ stock purchase plan as of August 31,2016.

RISK FACTORS
An investment in our common stock involves a high degree of risk. You should carefully consider the risk factors and all of the other information included in, or incorporated by reference into, this prospectus supplement, including those in Item 1A. “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 (the “2015 Annual Report”), in evaluating an investment in our common stock. If any of these risks were to occur, our business, financial condition or results of operations could be adversely affected. In that case, the trading price of our common stock could decline and you could lose all or part of your investment.
This prospectus supplement, the accompanying prospectus and the documents incorporated by reference also contain forward-looking statements that involve risks and uncertainties. Please read “Cautionary Statements About Forward-Looking Statements” in the accompanying prospectus and “Risk Factors-Cautionary Statement about Forward-Looking Statements” in the 2015 Annual Report. We have based our forward-looking statements on our management’s beliefs and assumptions based on information available to our management at the time the statements are made. We caution you that assumptions, beliefs, expectations, intentions and projections about future events may, and often do, vary materially from actual results. Therefore, we cannot assure you that actual results will not differ materially from those expressed or implied by our forward-looking statements.
The common stock offered under this prospectus supplement and the accompanying prospectus may be sold in “at-the-market” offerings, and investors who buy shares at different times will likely pay different prices.
Investors who purchase shares under this prospectus supplement and the accompanying prospectus at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold, and there is no minimum or maximum sales price. Investors may experience declines in the value of their shares if they subsequently sell the shares at prices lower than the prices they paid.
The actual number of shares we will issue under the equity distribution agreement, at any one time or in total, is uncertain.
Subject to certain limitations in the equity distribution agreement and compliance with applicable law, we have the discretion to deliver a sales notice to the sales agents at any time throughout the term of the equity distribution agreement. The number of shares that are sold by the sales agents after delivering a sales notice will fluctuate based on the market price of the common shares during the sales period and limits we set with the sales agents. Because the price per share of each share sold will fluctuate based on the market price of our common stock during the sales period, it is not possible at this stage to predict the number of shares that will ultimately be issued.
If you purchase shares of our common stock in this offering, you may experience immediate and substantial dilution.
Because the price per share of our common stock being offered will likely be higher than the current book value per share of our common stock, you may experience immediate and substantial dilution with respect to the net tangible book value of the shares of common stock you purchase in this offering.
We have broad discretion to use the net offering proceeds, and our investment of those proceeds may not yield a favorable return.
Our management has broad discretion to spend the net proceeds from this offering in ways with which you may not agree. The failure of our management to apply these funds effectively could result in unfavorable returns. This could harm our business and could cause the price of our common stock to decline.
We do not intend to pay dividends on our common stock for the foreseeable future.
We currently intend to retain our future earnings, if any, to finance the development and expansion of our business and, therefore, do not intend to pay cash dividends on our common stock for the foreseeable future. Any future determination to pay dividends will be at the discretion of our board of directors and will depend on our financial condition, results of operations, capital requirements, restrictions contained in any financing instruments and such other factors as our board of directors deems relevant. Accordingly, you may need to sell your shares of our common stock to realize a return on your investment, and you may not be able to sell your shares at or above the price you paid for them.
Future sales of shares of our common stock could cause the market value of our common stock to decline and could result in dilution of your shares.
A substantial majority of the outstanding shares of our common stock are, and all of the shares sold in this offering upon issuance will be, freely tradable without restriction or further registration under the Securities Act of 1933, as amended (the “Securities Act”), unless these shares are owned or purchased by “affiliates” as that term is defined in Rule 144 under the Securities Act. In addition, shares of common stock issuable upon exercise of outstanding options and shares reserved for future issuance under our incentive stock plan will be eligible for sale in the public market to the extent permitted by applicable vesting requirements and, in some cases, subject to compliance with the requirements of Rule 144. As a result, these shares can be freely sold in the public market upon issuance, subject to restrictions under the securities laws.
Sales of substantial amounts of our common stock, or the perception that such sales could occur, by large stockholders or otherwise, could cause the market price of our common stock to decrease significantly. We cannot predict the effect, if any, of future sales of our common stock, or the availability of our common stock for future sales, on the market price of our common stock.
Anti-takeover provisions contained in our certificate of incorporation and bylaws and Delaware law could impair a takeover attempt that our stockholders may find beneficial.
Our certificate of incorporation, bylaws and Delaware law contain provisions that could have the effect of rendering more difficult or discouraging an acquisition deemed undesirable by our board of directors. Our corporate governance documents include provisions:

•	authorizing our board of directors, without further action by our stockholders, to issue blank check preferred stock;

•	limiting the ability of our stockholders to call and bring business before special meetings and to take action by written consent in lieu of a meeting;

•	requiring advance notice of stockholder proposals for business to be conducted at meetings of our stockholders and for nominations of candidates for election to our board of directors;

•	authorizing our board of directors, without stockholder approval, to amend our bylaws;

•
limiting the determination of the number of directors on our board of directors and the filling of vacancies or newly created seats on our board of directors to our board of directors then in office; and

•
subject to certain exceptions, limiting our ability to engage in certain business combinations with an “interested stockholder” for a three-year period following the time that the stockholder became an interested stockholder.

Additionally, Delaware anti-takeover laws may impair a takeover attempt that our stockholders may consider beneficial. Any provision of our certificate of incorporation or bylaws that has the effect of delaying or deterring a change in control could limit the opportunity for our stockholders to receive a premium for their shares of our common stock, and could also affect the price that some investors are willing to pay for shares of our common stock.
Future offerings of debt securities, which would rank senior to our common stock upon our bankruptcy or liquidation, and future offerings of equity securities that may be senior to our common stock for the purposes of dividend and liquidating distributions, may adversely affect the market price of our common stock.
In the future, we may attempt to increase our capital resources by making offerings of debt securities or additional offerings of equity securities. Upon bankruptcy or liquidation, holders of our debt securities and shares of preferred stock and lenders with respect to other borrowings will receive a distribution of our available assets prior to the holders of our common stock. Additional equity offerings may dilute the holdings of our existing stockholders or reduce the market price of our common stock, or both. Our preferred stock, if issued, could have a preference on liquidating distributions or a preference on dividend payments or both that could limit our ability to make a dividend distribution to the holders of our common stock. Our decision to issue securities in any future offering will depend on market conditions and other factors which may be beyond our control. As a result, we cannot predict or estimate the amount, timing or nature of our future offerings, and purchasers of our common stock in this offering bear the risk of our future offerings reducing the market price of our common stock and diluting their ownership interest in us.
If securities or industry analysts do not publish, or cease publishing, research or reports about us, our business or our market, or if they change their recommendations regarding our common stock adversely, our common stock price and trading volume could decline.
The trading market for our common stock may be influenced by whether industry or securities analysts continue to publish research and reports about us, our business, our market or our competitors and, what they publish in those reports. Any analysts who covers us or may cover us in the future may make adverse recommendations regarding our common stock, adversely change their recommendations from time to time, and/or provide more favorable relative recommendations about our competitors. If any analyst who covers us or may cover us in the future were to cease coverage of us or fail to regularly publish reports on us, or if analysts fail to cover us or publish reports about us at all, we could lose, or never gain, visibility in the financial markets, which in turn could cause our common stock price or trading volume to decline.

Non-U.S. holders may be subject to United States federal income tax on gain realized on the sale or taxable disposition of shares of our common stock.
Because of our holdings in United States real property interests, we believe that we are and will remain a “United States real property holding corporation” for U.S. federal income tax purposes. As a result, a non-U.S. holder (as defined in “Material U.S. Federal Income and Estate Tax Consequences to Non-U.S. Holders”) generally will be subject to U.S. federal income tax under the regular graduated U.S. federal income tax rates applicable to U.S. persons on any gain realized on a sale or other taxable disposition of shares of our common stock unless our common stock is regularly traded on an established securities market during the year in which such sale or disposition occurs and such non-U.S. holder did not actually or constructively hold more than 5% of our common stock at any time during the shorter of (a) the five-year period preceding the date of the sale or other taxable disposition and (b) the non-U.S. holder’s holding period for such stock. We believe that our common stock presently should be considered regularly traded on an established securities market, but there can be no assurance that our common stock will remain regularly traded in the future.
A non-U.S. holder also will be required to file a U.S. federal income tax return for any taxable year in which it realizes gain from the disposition of our common stock that is subject to U.S. federal income tax. Non-U.S. holders should consult their tax advisors concerning the consequences of disposing of shares of our common stock.

USE OF PROCEEDS
We intend to use the net proceeds of this offering, after deducting the sales agents’ commission and our offering expenses, for general corporate purposes, which may include, among other things, capital expenditures, acquisitions, land purchases, working capital and repayment or refinancing of debt, including, without limitation, borrowings under our revolving credit facility.
Affiliates of each of Deutsche Bank Securities Inc. and J.P. Morgan Securities LLC are lenders under our revolving credit facility. If we use any net proceeds of this offering to repay borrowings under our revolving credit facility, such affiliates may receive a substantial portion of the net proceeds from this offering. See “Plan of Distribution (Conflicts of Interest)-Conflicts of Interest and Other Relationships.”

MATERIAL U.S. FEDERAL INCOME AND ESTATE TAX
CONSEQUENCES TO NON-U.S. HOLDERS
The following discussion is a general summary of the material U.S. federal income and estate tax consequences of the acquisition, ownership and disposition of our common stock. This summary deals only with shares of our common stock purchased in this offering that are held as capital assets (generally, property held for investment) by a “non-U.S. holder” (as defined below). This summary is based upon the current provisions of the Internal Revenue Code of 1986, as amended (the ‘‘Code’’), applicable Treasury regulations promulgated thereunder, judicial authority and administrative interpretations, all of which are subject to change, possibly with retroactive effect, or different interpretations. We cannot assure you that the Internal Revenue Service (the ‘‘IRS’’) will not challenge one or more of the tax consequences described in this discussion, and we have not obtained, and do not intend to obtain, a ruling from the IRS with respect to the U.S. federal tax consequences of acquiring, holding or disposing of our common stock.
As used herein, you are a ‘‘non-U.S. holder’’ if you are a beneficial owner of shares of our common stock that is an individual, corporation, estate or trust that is not:

•	an individual citizen or resident of the United States;

•
a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state or political subdivision thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•
a trust that (1) is subject to the primary supervision of a court within the United States and as to which one or more United States persons (as defined in the Code) have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable Treasury regulations to be treated as a United States person.

If a partnership (including an entity treated as a partnership for U.S. federal income tax purposes) holds shares of our common stock, the U.S. federal income tax treatment of each partner generally will depend on the status of the partner and the activities of the partnership and the partner. Partnerships acquiring shares of our common stock, and partners in such partnerships, should consult their own tax advisors with respect to the U.S. federal income tax consequences of the acquisition, ownership and disposition of our common stock.
This summary does not consider specific facts and circumstances that may be relevant to your particular tax position and does not address non-U.S. holders that may be subject to special tax treatment under the U.S. federal income tax laws (including partnerships or other pass-through entities, banks and insurance companies, dealers in securities, holders of our common stock held as part of a “straddle,” “hedge,” “conversion transaction” or other risk-reduction transaction, controlled foreign corporations, companies that accumulate earnings to avoid U.S. federal income tax, tax-exempt organizations, qualified foreign pension funds (as defined in Section 897(l)(2)) or any entity all of the interests of which are held by a qualified foreign pension fund, former U.S. citizens or residents and persons subject to the alternative minimum tax). In addition, this summary does not discuss any aspect of federal tax law other than income taxation and, to the limited extent described below, estate taxation (and, thus, does not purport to address, among other things, the Medicare tax on “net investment income”). Finally, this summary does not address any tax considerations that may be relevant to you arising under the laws of any state, local, non-U.S. or other jurisdiction.
This summary is included herein as general information only. If you are considering the purchase of our common stock, you should consult your own tax advisor concerning the particular U.S. federal income and estate tax consequences to you of the acquisition, ownership and disposition of our common stock, as well as the consequences to you arising under other tax laws, including gift tax laws, the laws of any other taxing jurisdiction and the applicability of any income tax treaty.
U.S. Trade or Business Income
For purposes of this discussion, dividend income and gain on the sale or other taxable disposition of our common stock will be considered to be “U.S. trade or business income” if such income or gain is (i) effectively connected with your conduct of a trade or business within the United States and (ii) if you are eligible for the benefits of an income tax treaty with the United States, attributable to a permanent establishment (or, for an individual, a fixed base) maintained by you in the United States. Generally, U.S. trade or business income is not subject to U.S. federal withholding tax (provided you comply with applicable certification and disclosure requirements); instead, U.S. trade or business income is subject to U.S. federal income tax on a net-income basis at regular U.S. federal income tax rates in the same manner as would apply to a U.S. person. Any U.S. trade or business income received by you if you are a corporation also may be subject to a “branch profits tax” at a 30% rate, or at a lower rate prescribed by an applicable income tax treaty, under specific circumstances.
Dividends
Distributions of cash or property that we pay will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). You generally will be subject to U.S. federal withholding tax at a 30% rate, or at a reduced rate prescribed by an applicable income tax treaty, on any dividends received in respect of our common stock. If the amount of a distribution exceeds our current and accumulated earnings and profits, such excess first will be treated as a tax-free return of capital, to the extent of your tax basis in our common stock (with a corresponding reduction in such tax basis), and thereafter will be treated as capital gain. In order to obtain a reduced rate of U.S. federal withholding tax under an applicable income tax treaty, if available, you will be required to provide a properly executed IRS Form W-8BEN or W-8BEN-E, certifying under penalties of perjury as to your entitlement to benefits under the treaty. Special certification and other requirements apply to certain non-U.S. holders that are entities rather than individuals. If you are eligible for a reduced rate of U.S. federal withholding tax under an income tax treaty, you may obtain a refund or credit of any excess amounts withheld by filing an appropriate claim for a refund with the IRS on a timely basis. You should consult your own tax advisor regarding any possible entitlement to benefits under an income tax treaty and the filing of a U.S. tax return to claim a refund of U.S. federal withholding tax.
The U.S. federal withholding tax does not apply to dividends that are U.S. trade or business income, as defined above, if you provide a properly executed IRS Form W-8ECI certifying under penalties of perjury that the dividends are effectively connected with your conduct of a trade or business within the United States.

Dispositions of Our Common Stock
You generally will not be subject to U.S. federal income or withholding tax in respect of any gain on a sale or other disposition of our common stock unless:

•	the gain is U.S. trade or business income, in which case you generally will be subject to U.S. federal income tax as described above under “U.S. Trade or Business Income”;

•
you are an individual who is present in the United States for 183 or more days in the taxable year of the disposition and certain other conditions are met, in which case you generally will be subject to U.S. federal income tax at a flat rate of 30% (or lower applicable treaty rate) on the gain derived from the sale or other disposition (which may be offset by U.S.-source capital losses); or

•
we are or have been a “U.S. real property holding corporation” (a “USRPHC”) under section 897 of the Code at any time during the shorter of the five-year period ending on the date of disposition and your holding period for our common stock.

With respect to the third bullet point above, based on our significant holdings of “U.S. real property interests,” as defined in the Code and applicable Treasury regulations, we believe that we are and will remain a USRPHC for U.S. federal income tax purposes. Because, however, the determination of whether we are a USRPHC depends on the fair market value of our U.S. real property interests relative to the fair market value of our other trade or business assets and our foreign real property interests, our status as a USRPHC could change. Assuming that we are a USRPHC, if our common stock is regularly traded on an established securities market in the year in which you sell or otherwise dispose of shares of our common stock, gain on such sale or other disposition will be taxable under section 897 of the Code only if you actually or constructively hold more than 5% of our outstanding common stock at any time during the shorter of the five-year period preceding the date of the sale or other disposition and your holding period for such stock. We believe that our common stock presently should be considered regularly traded on an established securities market, although no assurance can be given that the our common stock will remain regularly traded in the future.
If gain that you recognize on the sale or other taxable disposition of shares of our common stock were subject to taxation under section 897 of the Code as a result of our status as a USRPHC, you generally would be subject to regular U.S. federal income tax with respect to such gain in the same manner as a taxable U.S. person (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals).
You should consult your own tax advisor concerning the U.S. federal income and other consequences of disposing of shares of our common stock.
U.S. Federal Estate Tax
Shares of our common stock owned or treated as owned by an individual who is a non-U.S. holder at the time of death will be included in the individual’s gross estate for U.S. federal estate tax purposes, and may be subject to U.S. federal estate tax, unless an applicable estate tax treaty provides otherwise.
Information Reporting and Backup Withholding
Information returns will be filed with the IRS in connection with payments to you of dividends on shares of common stock. Copies of these reports may be made available to tax authorities in the country where you reside under the provisions of an applicable treaty. Unless you comply with certification procedures to establish that you are not a United States person, information returns may be filed with the IRS in connection with the proceeds from a sale or other disposition of our common stock and you may be subject to backup withholding (currently at a 28% rate) on payments on our common stock or on the proceeds from a sale or other disposition of our common stock. Compliance with the certification procedures required to claim the exemption from withholding tax described above will avoid backup withholding as well.
Backup withholding is not an additional tax. The amount of any backup withholding from a payment to you will be allowed as a credit against your U.S. federal income tax liability and may entitle you to a refund, provided that the required information is timely furnished to the IRS. You should consult your own tax advisor regarding the filing of a U.S. tax return to claim a refund of such backup withholding.
Other Withholding Requirements
Under Sections 1471 to 1474 of the Code (commonly referred to as the Foreign Account Tax Compliance Act, or ‘‘FATCA’’) and the Treasury regulations thereunder, a 30% U.S. federal withholding tax generally is imposed on dividends on our common stock, and, after December 31, 2018, on the gross proceeds from a disposition of our common stock if paid to a ‘‘foreign financial institution’’ or a ‘‘non-financial foreign entity’’ (each as defined in the Code), unless (i) in the case of a foreign financial institution, such institution enters into an agreement with the Treasury Department to withhold on certain payments and to collect and provide substantial information regarding U.S. account holders, including certain account holders that are foreign entities with U.S. owners, (ii) in the case of a non-financial foreign entity, such entity provides the withholding agent with a certification that it does not have any ‘‘substantial United States owners’’ (as defined in the Code) or a certification identifying its direct or indirect substantial United States owners, or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. Under certain circumstances, you might be eligible for refunds or credits of such taxes from the IRS. Intergovernmental agreements regarding FATCA between the United States and certain other countries may modify the foregoing requirements. You should consult with your tax advisor regarding these rules.
We urge each prospective investor to consult its own tax advisor regarding the particular federal, state, local and non-U.S. tax consequences of purchasing, holding and disposing of our common stock, including the consequences of any proposed change in applicable laws.

PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)
We have entered into an equity distribution agreement with Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, JMP Securities LLC and Builder Advisor Group, LLC, as sales agents, under which we may issue and sell from time to time shares of our common stock having an aggregate offering price of up to $25,000,000 through one or more of the sales agents. Sales of shares of our common stock, if any, will be made by means of ordinary brokers’ transactions through the facilities of the NASDAQ Global Select Market, or the NASDAQ, any other national securities exchange or facility thereof, a trading facility of a national securities association or an alternate trading system, to or through a market maker or directly on or through an electronic communication network, a “dark pool” or any similar market venue, at market prices, in block transactions, or as otherwise agreed between us and one or more of the sales agents.
The sales agents will offer shares of our common stock subject to the terms and conditions of the equity distribution agreement on a daily basis or as otherwise agreed upon by us and the sales agents. We will designate the maximum amount of shares of our common stock to be sold through the sales agents on a daily basis or otherwise determine such maximum amount together with the sales agents. Subject to the terms and conditions of the equity distribution agreement, the sales agents will use their commercially reasonable efforts as the sales agents to sell on our behalf shares of our common stock offered by this prospectus supplement. We may instruct the sales agents not to sell shares of our common stock if the sales cannot be effected at or above the price designated by us in any such instruction. The sales agents will not be obligated to use reasonable efforts to sell shares at any price below the designated price. We or the sales agents may suspend the offering of shares of our common stock under the equity distribution agreement upon proper notice to the other party.
Each sales agent will receive from us a commission equal to 2.0% of the gross sales price per share for any shares of our common stock sold through it as our sales agent under the equity distribution agreement. The remaining sales proceeds, after deducting any expenses payable by us and any transaction fees imposed by any governmental, regulatory or self-regulatory organization in connection with the sales, will equal our net proceeds for the sale of such shares. We have agreed to pay for certain of the sales agents’ expenses in certain circumstances.
Each sales agent will provide written confirmation to us following the close of trading on the NASDAQ each day on which shares of our common stock are sold by it for us under the equity distribution agreement. Each confirmation will include the number of shares sold on that day, the gross offering proceeds from such sale and the commission payable by us to such sales agent with respect to such sales.
Settlement for sales of shares of our common stock will occur, unless the parties agree otherwise, on the third business day following the date on which any sales were made in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.
Under the terms of the equity distribution agreement, we also may sell shares of our common stock to one or more of the sales agents as principal for its own account, at a price agreed upon at the time of sale.

We will report in a prospectus supplement and/or our filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), at least quarterly the number of shares of our common stock sold through the sales agents under the equity distribution agreement, the net proceeds to us and the compensation paid by us to the sales agents in connection with the sales of shares of our common stock.
In connection with the sale of shares of our common stock on our behalf, each sales agent may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to the sales agents may be deemed to be underwriting commissions or discounts. We have agreed in the equity distribution agreement to provide indemnification and contribution to the sales agents against certain civil liabilities, including liabilities under the Securities Act.
If we or any sales agent has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied, that party will promptly notify the other party and sales of shares of our common stock under the equity distribution agreement will be suspended until that or other exemptive provisions have been satisfied in the judgment of us and the sales agents.
The offering of shares of our common stock pursuant to the equity distribution agreement will terminate upon the earlier of (i) the sale of all shares of our common stock subject to the equity distribution agreement or (ii) the termination of the equity distribution agreement by us or by the sales agents.
We estimate that the total expenses of the offering payable by us, excluding discounts and commissions payable to the sales agents under the equity distribution agreement, will be approximately $100,000. We have agreed with the sales agents to pay all fees and expenses related to the review and qualification of this offering by the Financial Industry Regulatory Authority, Inc., or FINRA, which we estimate will be approximately $2,000.
Conflicts of Interest and Other Relationships
Some of the sales agents and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions. Affiliates of Deutsche Bank Securities Inc. and J.P. Morgan Securities LLC are lenders under our revolving credit facility and, if we repay outstanding indebtedness under our revolving credit facility using the net proceeds of this offering, may receive 5% or more of the net proceeds of this offering. Accordingly, each of Deutsche Bank Securities Inc. and J.P. Morgan Securities LLC have a “conflict of interest” within the meaning of Rule 5121 of FINRA, and this offering will be conducted pursuant to the requirements of that rule. If either Deutsche Bank Securities Inc. and its affiliates or J.P. Morgan Securities LLC and its affiliates receives more than 5% of the net proceeds from this offering, such sales agent will not confirm sales to any account over which it exercises discretionary authority without the specific written approval of the accountholder.
In addition, in the ordinary course of their business activities, the sales agents and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The sales agents and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Notice to Prospective Investors in Canada
The shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement including any amendment thereto contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the sales agents are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Notice to Prospective Investors in the European Economic Area
In relation to each Member State of the European Economic Area (each, a “Relevant Member State”), no offer of shares may be made to the public in that Relevant Member State other than:

A.	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

B.	to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the representatives; or

C.	in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided, that no such offer of shares shall require the Company or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.
This prospectus supplement has been prepared on the basis that any offer of shares in any Relevant Member State will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of shares. Accordingly, any person making or intending to make an offer in that Relevant Member State of shares which are the subject of the offering contemplated in this prospectus supplement may only do so in circumstances in which no obligation arises for the Company or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither the Company nor the underwriters have authorized, nor do they authorize, the making of any offer of shares in circumstances in which an obligation arises for the Company or the underwriters to publish a prospectus for such offer.
For the purpose of the above provisions, the expression “an offer to the public” in relation to any shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe the shares, as the same may be varied in the Relevant Member State by any measure implementing the Prospectus Directive in the Relevant Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (as amended) and includes any relevant implementing measure in each Relevant Member State.
Notice to Prospective Investors in the United Kingdom
Each sales agent has represented and agreed that:

(a)
it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act (the “FSMA”)) received by it in connection with the issue or sale of the shares in circumstances in which Section 21(1) of the FSMA does not apply to us; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the shares in, from or otherwise involving the United Kingdom.
Notice to Prospective Investors in Hong Kong
The shares may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong) and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.
Notice to Prospective Investors in Singapore
This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, or the SFA, (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.
Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)
a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:

(1)
to an institutional investor (for corporations, under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions specified in Section 275 of the SFA;

(2)	where no consideration is or will be given for the transfer; or

(3)	where the transfer is by operation of law.
Notice to Prospective Investors in Japan
The shares have not been and will not be registered under the Financial Instruments and Exchange Law, as amended (the “FIEL”). Each sales agent has represented and agreed that the shares which it purchases will be purchased by it as principal and that, in connection with the offering, it will not, directly or indirectly, offer or sell any shares in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or entity organized under the laws of Japan) or to others for reoffer or resale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan, except pursuant to an exemption from the registration requirements under the FIEL and otherwise in compliance with such law and any other applicable laws, regulations and ministerial guidelines of Japan.
Notice to Prospective Investors in Switzerland
The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or SIX, or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland. Neither this document nor any other offering or marketing material relating to the offering, the company, or the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes, or CISA. The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of the shares.
Notice to Prospective Investors in Qatar
The shares described in this prospectus supplement have not been, and will not be, offered, sold or delivered, at any time, directly or indirectly in the State of Qatar in a manner that would constitute a public offering. This prospectus supplement has not been, and will not be, registered with or approved by the Qatar Financial Markets Authority or Qatar Central Bank and may not be publicly distributed. This prospectus supplement is intended for the original recipient only and must not be provided to any other person. It is not for general circulation in the State of Qatar and may not be reproduced or used for any other purpose.
Notice to Prospective Investors in Saudi Arabia
No offering, whether directly or indirectly, will be made to an investor in the Kingdom of Saudi Arabia unless such offering is in accordance with the applicable laws of the Kingdom of Saudi Arabia and the rules and regulations of the Capital Market Authority, including the Capital Market Law of the Kingdom of Saudi Arabia. The shares will not be marketed or sold in the Kingdom of Saudi Arabia by us or the underwriter.
This prospectus supplement may not be distributed in the Kingdom of Saudi Arabia except to such persons as are permitted under the Office of Securities Regulation issued by the Capital Market Authority. The Saudi Arabian Capital Market Authority does not make any representation as to the accuracy or completeness of this prospectus supplement and expressly disclaims any liability whatsoever for any loss arising from, or incurred in reliance upon, any part of this prospectus supplement. Prospective purchasers of the shares offered hereby should conduct their own due diligence on the accuracy of the information relating to the shares. If you do not understand the contents of this prospectus supplement, you should consult an authorized financial advisor.
Notice to Prospective Investors in the United Arab Emirates
This offering has not been approved or licensed by the Central Bank of the United Arab Emirates (UAE), Securities and Commodities Authority of the UAE and/or any other relevant licensing authority in the UAE including any licensing authority incorporated under the laws and regulations of any of the free zones established and operating in the territory of the UAE, in particular the Dubai Financial Services Authority (DFSA), a regulatory authority of the Dubai International Financial Centre (DIFC). The offering does not constitute a public offer of securities in the UAE, DIFC and/or any other free zone in accordance with the Commercial Companies Law, Federal Law No 8 of 1984 (as amended), DFSA Offered Securities Rules and NASDAQ Dubai Listing Rules, accordingly, or otherwise. The shares may not be offered to the public in the UAE and/or any of the free zones.
The shares may be offered and issued only to a limited number of investors in the UAE or any of its free zones who qualify as sophisticated investors under the relevant laws and regulations of the UAE or the free zone concerned.

LEGAL MATTERS
The validity of our common stock will be passed upon for us by our counsel, Baker Botts L.L.P., Houston, Texas. The validity of our common stock will be passed upon for the sales agents by Davis Polk & Wardwell LLP, New York, New York.
EXPERTS
The consolidated financial statements of LGI Homes, Inc. appearing in the 2015 Annual Report have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We file reports, proxy statements and other information with the SEC. You can read and copy any materials we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Room 1850, Washington, D.C. 20549. You can obtain information about the operation of the SEC’s public reference room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a Web site that contains information we file electronically with the SEC, which you can access over the Internet at http://www.sec.gov. You can obtain information about us at the offices of the NASDAQ Global Select Market located at 1735 K. Street, N.W., Washington, D.C. 20006.
Our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the SEC are available, without charge, on or through our website, www.lgihomes.com, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The information contained in, or that can be accessed through, our website is not incorporated by reference and is not part of this prospectus supplement.
We incorporate information into this prospectus supplement by reference, which means that we disclose important information to you by referring you to another document filed with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement, except to the extent superseded by information contained in this prospectus supplement or by information contained in documents filed with the SEC after the date of this prospectus supplement. The following documents are incorporated by reference (other than information in such documents that is deemed not to be filed) into this prospectus supplement:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed with the SEC on March 9, 2016;

•	our Quarterly Reports on Form 10-Q for (i) the quarter ended March 31, 2016, filed with the SEC on May 10, 2016, and (ii) the quarter ended June 30, 2016, filed with the SEC on August 9, 2016;

•	our Current Reports on Form 8-K filed with the SEC on January 7, 2016, May 9, 2016 and June 2, 2016; and

•
the description of our common stock in our Registration Statement on Form 8-A filed with the SEC on October 10, 2013, and any amendment or report we may file with the SEC for the purpose of updating such description.

All documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange

Act subsequent to the date of this prospectus supplement and prior to the sale of the all the securities hereunder shall be deemed to be incorporated by reference in this prospectus supplement and to be a part hereof from the date of the filing of such documents (other than information in such documents that is deemed not to be filed).
You may request a copy of any and all of the information incorporated or deemed to be incorporated by reference in this prospectus supplement (excluding exhibits to such information unless such exhibits are specifically incorporated by reference in this prospectus supplement). Such requests should be sent to: LGI Homes, Inc., 1450 Lake Robbins Drive, Suite 430, The Woodlands, Texas 77380, Attention: Corporate Secretary (telephone number (281) 362-8898).

Prospectus

LGI HOMES, INC.

Debt Securities
Preferred Stock
Common Stock
Warrants
Purchase Contracts
Units
Guarantees of Debt Securities

We may offer and sell from time to time securities described in this prospectus for a total initial offering price of up to $300,000,000. This prospectus provides you with a general description of the securities that may be offered. We will provide the specific terms of these offerings and the securities in supplements to this prospectus. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should read this prospectus and any prospectus supplement carefully before you invest.
Our shares of common stock are listed on the NASDAQ Global Select Market under the symbol “LGIH.” As of August 17, 2015, the aggregate market value of our outstanding common stock held by non-affiliates was approximately $428.3 million, based on 19,908,482 shares of outstanding common stock, of which 16,365,171 were held by non-affiliates, and the last reported sale price of our common stock on that day, as reported by the NASDAQ, was $26.17 per share.
Investing in our securities involves risks. Please carefully review the information under the heading “Risk Factors ” on page 4. In addition, risks associated with any investment in our securities may be described in the applicable prospectus supplement and certain of our filings with the Securities and Exchange Commission, as described in “Risk Factors” on page 4.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is August 21, 2015.

Table of Contents

About This Prospectus	2
About LGI Homes, Inc	3
The Subsidiary Guarantors	4
Risk Factors	4
Cautionary Statements About Forward-Looking Statements	5
Use Of Proceeds	7
Ratio Of Earnings To Fixed Charges	7
Description Of Debt Securities	8
Description Of Capital Stock	18
Description Of Warrants	21
Description Of Purchase Contracts	22
Description Of Units	23
Plan Of Distribution	24
Legal Opinions	26
Experts	26
Where You Can Find More Information	26
ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC”) are to be offered pursuant to this prospectus, we will provide a prospectus supplement and, if applicable, a pricing supplement that will describe the specific terms of that offering. The prospectus supplement and any pricing supplement may also add to, update or change the information contained in this prospectus. Please carefully read this prospectus, the prospectus supplement and any pricing supplement together with the information contained in the documents we refer to under the heading “Where You Can Find More Information.”
You should rely only on the information we have provided or incorporated by reference in this prospectus, the prospectus supplement and any pricing supplement. We have not authorized any person, including any salesman or broker, to provide you with additional or different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should assume that the information in this prospectus, the accompanying prospectus supplement and any pricing supplement is accurate only as of the date on its cover page and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference.

ABOUT LGI HOMES, INC.
We are one of the nation’s fastest growing public homebuilders in terms of percentage increase of home closings. We are engaged in the design, construction, marketing and sale of new homes in markets in Texas, Arizona, Florida, Georgia, New Mexico, Colorado, North Carolina and South Carolina. Our core markets include Houston, San Antonio, Dallas/Fort Worth, Austin, Phoenix, Tucson, Tampa, Orlando, Atlanta, Albuquerque, Denver and Charlotte. Since commencing home building operations in 2003, we have constructed and closed over 10,000 homes. During 2014, we had 2,356 home closings, compared to 1,617 home closings, including the pre-IPO Joint Ventures, during 2013. During the six months ended June 30, 2015, we had 1,524 home closings, compared to 1,147 home closings during the six months ended June 30, 2014.

On November 13, 2013, we completed an initial public offering (the “IPO”) of 10,350,000 shares of our common stock. As a result of the reorganization transactions in connection with the IPO, for accounting purposes, our historical results included or incorporated by reference in this prospectus present the combined assets, liabilities and results of operations of LGI Homes, Inc. since the date of its formation and our predecessor prior to the IPO. Prior to the completion of the IPO, our predecessor owned a 15% equity interest in and managed the day-to-day operations of four unconsolidated joint venture entities (the “pre-IPO Joint Ventures”). Concurrent with the IPO, LGI Homes, Inc. acquired all of the equity interests in the pre-IPO Joint Ventures that it did not own immediately prior to the IPO. Our financial statements present our predecessor’s historical interest in the pre-IPO Joint Ventures using the equity method and our predecessor’s share of the pre-IPO Joint Ventures’ net earnings are included in income from unconsolidated joint ventures. Effective November 13, 2013, we own all of the equity interests in the pre-IPO Joint Ventures and we account for them on a consolidated basis after such date.
LGI Homes, Inc. is a Delaware corporation incorporated on July 9, 2013. Our principal executive offices are located at 1450 Lake Robbins Drive, Suite 430, The Woodlands, Texas 77380, and our telephone number is (281) 362-8998. Information on or linked to our website is not incorporated by reference into this prospectus unless expressly noted.

THE SUBSIDIARY GUARANTORS
One or more of our following direct or indirect wholly-owned subsidiaries may fully and unconditionally guarantee any series of debt securities offered by this prospectus, as set forth in a related prospectus supplement:

• LGI Homes Group, LLC	• LGI Homes-Presidential Glen, LLC
• LGI Homes – FW, LLC	• LGI Homes-Texas, LLC
• LGI Homes AZ Construction, LLC	• LGI Homes – Glennwilde, LLC
• LGI Homes – E San Antonio, LLC	• LGI Homes – Windmill Farms, LLC
• LGI Homes – Arizona, LLC	• LGI Homes – Florida, LLC
• LGI Homes – Georgia, LLC	• LGI Homes – Maple Leaf, LLC
• LGI Homes Avondale, LLC	• LGI Homes – Sterling Lake Partners, LLC
• LGI Crowley Land Partners, LLC	• LGI Homes – Maple Park, LLC
• LGI Homes – Sunrise Meadow, LLC	• LGI Homes Corporate, LLC
• LGI Homes Services, LLC	• LGI Homes AZ Sales, LLC
• LGI Homes – New Mexico, LLC	• LGI Homes NM Construction, LLC
• LGI JV Holdings III, LLC	• LGI Homes-Sonterra, LLC
• LGI JV Holdings IV, LLC	• LGI Homes – Blue Hills, LLC
• LGI Homes – Krenson Woods, LLC	• LGI Homes – Oak Hollow Phase 6, LLC
• Luckey Ranch Partners, LLC	• LGI Fund III Holdings, LLC
• Riverchase Estates Partners, LLC	• LGI Homes – Colorado, LLC
• LGI Homes – NC, LLC	• LGI Homes – SC, LLC
• LGI Homes – Washington, LLC	• LGI Homes – Tennessee, LLC

These subsidiaries are sometimes referred to in this prospectus as possible Subsidiary Guarantors. The term “Subsidiary Guarantors” with respect to a series of debt securities refers to those subsidiaries listed above that guarantee that series of debt securities. The applicable prospectus supplement will name the Subsidiary Guarantors, if any, for that series of debt securities and will describe the terms of the guarantee by the Subsidiary Guarantors.
RISK FACTORS
An investment in our securities involves a high degree of risk. You should carefully consider the risk factors and all of the other information included in, or incorporated by reference into, this prospectus, including those in Item 1A. “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 (the ‘‘2014 Annual Report’’), in evaluating an investment in our securities. If any of these risks were to occur, our business, financial condition or results of operations could be adversely affected. In that case, the trading price of our common stock or preferred stock or value of our warrants or debt securities could decline and you could lose all or part of your investment. When we offer and sell any securities pursuant to a prospectus supplement, we may include additional risk factors relevant to such securities in the prospectus supplement.

CAUTIONARY STATEMENTS ABOUT FORWARD-LOOKING STATEMENTS
We make certain statements in this prospectus and in the information incorporated by reference concerning our expectations, beliefs, plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements that are not historical facts. These statements are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those expressed or implied by these statements. You can generally identify our forward-looking statements by the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “objective,” “plan,” “potential,” “predict,” “projection,” “should,” “will” or other similar words.

We have based our forward-looking statements on our management’s beliefs and assumptions based on information available to our management at the time the statements are made. We caution you that assumptions, beliefs, expectations, intentions and projections about future events may, and often do, vary materially from actual results. Therefore, we cannot assure you that actual results will not differ materially from those expressed or implied by our forward-looking statements.

The following are some of the factors that could cause actual results to differ materially from those expressed or implied in our forward-looking statements:

•	adverse economic changes either nationally or in the markets in which we operate, including, among other things, increases in unemployment, volatility of mortgage interest rates and inflation;

•	a slowdown in the homebuilding industry;

•	volatility and uncertainty in the credit markets and broader financial markets;

•	the cyclical and seasonal nature of our business;

•	our future operating results and financial condition;

•	our business operations;

•	changes in our business and investment strategy;

•	our ability to successfully expand into new markets;

•	our ability to successfully extend our business model to building homes with higher price points, developing larger communities and sales of acreage home sites;

•	our ability to identify potential acquisition candidates and close such acquisitions;

•	our ability to successfully integrate any acquisitions with our existing operations;

•	availability of land to acquire and our ability to acquire such land on favorable terms or at all;

•	availability, terms and deployment of capital;

•	decisions of the lenders under our revolving credit facility;

•	the occurrence of the specific conversion events that enable early conversion of our 4.25% Convertible Notes due 2019;

•	decline in the market value of our land portfolio;

•	continued or increased disruption in the terms or availability of mortgage financing or the number of foreclosures in our markets;

•	shortages of or increased prices for labor, land or raw materials used in housing construction;

•	delays in land development or home construction resulting from natural disasters, adverse weather conditions or other events outside our control;

•	uninsured losses in excess of insurance limits;

•	the cost and availability of insurance and surety bonds;

•	changes in, liabilities under, or the failure or inability to comply with, governmental laws and regulations;

•	the timing of receipt of regulatory approvals and the opening of projects;

•	the degree and nature of our competition;

•	increases in taxes or government fees;

•	an inability to develop our projects successfully or within expected timeframes;

•	the success of our operations in recently opened new markets;

•	poor relations with the residents of our projects;

•	future litigation, arbitration or other claims;

•	availability of qualified personnel and third party contractors and our ability to retain our key personnel;

•	our leverage and future debt service obligations;

•	the impact on our business of any future government shutdown similar to the one that occurred in October 2013; and

•	other risks and uncertainties inherent in our business.
For additional information regarding known material factors that could cause our actual results to differ materially from those contained in or inferred by any forward-looking statement, please see “Risk Factors” in this prospectus and Part I, ‘‘Item 1A. Risk Factors’’ in the 2014 Annual Report.

You should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement. We expressly disclaim any intent, obligation or undertaking to update or revise any forward looking statements to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained in this prospectus and the documents incorporated, or deemed to be incorporated, by reference into this prospectus.

USE OF PROCEEDS
Unless we inform you otherwise in the applicable prospectus supplement, we expect to use the net proceeds from the sale of securities for general corporate purposes, which may include:

•	capital expenditures;

•	acquisitions;

•	land purchases;

•	working capital; and

•	repayment, refinancing, redemption or repurchases of indebtedness or other securities.
Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of short-term indebtedness or outstanding borrowings under our revolving credit facility.
RATIO OF EARNINGS TO FIXED CHARGES
We have presented in the table below our historical consolidated ratio of earnings to fixed charges for the periods shown.

	Six Months Ended June 30,	Years Ended December 31,
	2015	2014	2013	2012	2011

Ratio of earnings to fixed charges	5.1x	7.4x	17.5x	12.8x	3.8x
We have computed the ratios of earnings to fixed charges by dividing earnings by fixed charges. For this purpose, “earnings” consist of earnings before income taxes plus fixed charges, amortization of capitalized interest and any equity distributions less income from unconsolidated joint ventures, capitalized interest and income or loss from non-controlling interests. “Fixed charges” consist of interest expense, capitalized interest, amortization of debt issuance costs, amortization of debt discount and the interest portion of our operating lease rental expense.
No shares of our preferred stock are currently issued or outstanding, therefore no dividends accrued on any shares of our preferred stock for any period presented. Accordingly, the ratio of earnings to combined fixed charges and preferred stock dividends is the same as the ratio of earnings to fixed charges.

DESCRIPTION OF DEBT SECURITIES
The debt securities covered by this prospectus will be our general unsecured obligations. We will issue senior debt securities under an indenture to be entered into among us, the possible Subsidiary Guarantors, and a trustee we will name in the prospectus supplement relating to senior debt securities. We refer to this indenture as the senior indenture. We will issue subordinated debt securities under an indenture to be entered into among us, the possible Subsidiary Guarantors, and a trustee we will name in the prospectus supplement relating to subordinated debt securities. We refer to this indenture as the subordinated indenture. We refer to the senior indenture and the subordinated indenture collectively as the indentures. The indentures will be substantially identical, except for provisions relating to subordination.
We have summarized material provisions of the indentures, the debt securities and the guarantees below. This summary is not complete. We have filed the forms of the indentures with the SEC as exhibits to the registration statement, and you should read the indentures for provisions that may be important to you. Please read “Where You Can Find More Information.”
In this summary description of the debt securities, unless we state otherwise or the context clearly indicates otherwise, all references to “we,” “us,” or “our” refer to LGI Homes, Inc. only and not to any of its subsidiaries.
General
Neither indenture limits the amount of debt securities that may be issued under that indenture, and neither indenture limits the amount of other unsecured debt or securities that we may issue. We may issue debt securities under the indentures from time to time in one or more series, each in an amount authorized prior to issuance.
We are not obligated to issue all debt securities of one series at the same time and, unless otherwise provided in the applicable prospectus supplement, we may reopen a series, without the consent of the holders of the debt securities of that series, for the issuance of additional debt securities of that series. Additional debt securities of a particular series will have the same terms and conditions as outstanding debt securities of such series, except for the date of original issuance and the offering price and, if applicable, the initial interest payment date and initial interest accrual date, and will be consolidated with, and form a single series with, such outstanding debt securities.
The senior debt securities will constitute our senior unsecured indebtedness and will rank equally in right of payment with all of our other unsecured and unsubordinated debt and senior in right of payment to all of our subordinated indebtedness. The senior debt securities will be effectively subordinated to, and thus have a junior position to, our secured indebtedness with respect to the assets securing that indebtedness. The subordinated debt securities will rank junior to all of our senior indebtedness and may rank equally with or senior to other subordinated indebtedness we may issue from time to time.
We currently conduct our operations through subsidiaries, and our operating income and cash flow are generated by our subsidiaries. As a result, cash we obtain from our subsidiaries is the principal source of funds necessary to meet our debt service obligations. Contractual provisions or laws, as well as our subsidiaries’ financial condition and operating requirements, may limit our ability to obtain cash from our subsidiaries that we require to pay our debt service obligations, including payments on the debt securities. In addition, holders of the debt securities will have a junior position to the claims of creditors, including trade creditors and tort claimants, of our subsidiaries to the extent that such subsidiaries do not guarantee such debt securities.
Neither indenture contains any covenants or other provisions designed to protect holders of the debt securities in the event we participate in a highly leveraged transaction or upon a change of control. The indentures also do not contain provisions that give holders of the debt securities the right to require us to repurchase their securities in the event of a decline in our credit rating for any reason, including as a result of a takeover, recapitalization or similar restructuring or otherwise.

Ranking
On May 27, 2015, we entered into a revolving credit facility, which is guaranteed by each of our current and future subsidiaries having gross assets equal to or greater than $500,000. The revolving credit facility is secured by a first priority lien in certain specified land owned by certain of our subsidiaries, which land is required under the revolving credit facility to have an aggregate Land Value (as such term is defined in the revolving credit facility) of at least $35 million. Unless we inform you otherwise in the applicable prospectus supplement, the senior debt securities will be effectively subordinated to our revolving credit facility. As of June 30, 2015, we had $162.5 million of indebtedness outstanding under our revolving credit facility. In the event of any distribution or payment of our assets in any foreclosure, dissolution, winding-up, liquidation, reorganization or other bankruptcy proceeding, holders of secured indebtedness will have prior claim to our assets that constitute their collateral. Holders of the senior debt securities will participate ratably with all holders of our senior unsecured indebtedness, and potentially with all of our other general creditors, based upon the respective amounts owed to each holder or creditor, in our remaining assets.
The senior debt securities will rank equally with all of our other unsecured and unsubordinated indebtedness and the unsecured and unsubordinated indebtedness of the Subsidiary Guarantors. In November 2014, we issued $85,000,000 aggregate principal amount of our 4.25% Convertible Notes due 2019 (the “Convertible Notes”) pursuant to an indenture with Wilmington Trust, National Association, as trustee. Unless we inform you otherwise in the applicable prospectus supplement, the senior debt securities will rank equally with the Convertible Notes. As of June 30, 2015, we had $247.5 million of indebtedness outstanding, including approximately $7.6 million in unamortized discount.
Under the subordinated indenture, payment of the principal of and any premium and interest on the subordinated debt securities will generally be subordinated and junior in right of payment to the prior payment in full of all Senior Debt.
Terms
The prospectus supplement relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

•	whether the debt securities will be senior or subordinated debt securities;

•	the title of the debt securities;

•	the total principal amount of the debt securities;

•	the price at which we will issue the debt securities;

•	whether we will issue the debt securities in individual certificates to each holder or in the form of temporary or permanent global securities held by a depositary on behalf of holders;

•	the date or dates on which the principal of and any premium on the debt securities will be payable;

•	any interest rate, the date from which interest will accrue, interest payment dates and record dates for interest payments;

•	whether and under what circumstances we will pay any additional amounts with respect to the debt securities;

•
whether debt securities are entitled to any guarantee of any Subsidiary Guarantors and the identity of any such Subsidiary Guarantors for that series and the terms of such guarantee if different than those set forth in the applicable indenture;

•	the place or places where payments on the debt securities will be payable;

•	any provisions for optional redemption or early repayment;

•	any sinking fund or other provisions that would obligate us to redeem, purchase or repay the debt securities;

•	the denominations in which we will issue the debt securities if other than $1,000 and integral multiples of $1,000;

•	whether payments on the debt securities will be payable in foreign currency or currency unit or another form and whether payments will be payable by reference to any index or formula;

•	the portion of the principal amount of the debt securities that will be payable if the maturity is accelerated, if other than the entire principal amount;

•	any additional means of defeasance of the debt securities, any additional conditions or limitations to defeasance of the debt securities or any changes to those conditions or limitations;

•	any changes or additions to the events of default or covenants described in this prospectus;

•	any restrictions or other provisions relating to the transfer or exchange of the debt securities;

•	any terms for the conversion or exchange of the debt securities for other securities;

•	with respect to the subordinated indenture, any changes to the subordination provisions for the subordinated debt securities; and

•	any other terms of the debt securities not inconsistent with the applicable indenture.
We may sell the debt securities at a discount, which may be substantial, below their stated principal amount. These debt securities may bear no interest or interest at a rate that at the time of issuance is below market rates. If we sell these debt securities, we will describe in the prospectus supplement any material United States federal income tax consequences and other special considerations.
If we sell any of the debt securities for any foreign currency or currency unit or if payments on the debt securities are payable in any foreign currency or currency unit, we will describe in the applicable prospectus supplement the restrictions, elections, tax consequences, specific terms and other information relating to those debt securities and the foreign currency or currency unit.
Subordination
Under the subordinated indenture, payment of the principal of and any premium and interest on the subordinated debt securities will generally be subordinated and junior in right of payment to the prior payment in full of all Senior Debt. Unless we inform you otherwise in the applicable prospectus supplement, we may not make any payment of principal of or any premium or interest on the subordinated debt securities if:

•	we fail to pay the principal, interest, premium or any other amounts on any Senior Debt when due; or

•
we default in performing any other covenant (a “covenant default”) on any Senior Debt that we have designated if the covenant default allows the holders of that Senior Debt to accelerate the maturity of the Senior Debt they hold.

Unless we inform you otherwise in the applicable prospectus supplement, a covenant default will prevent us from paying the subordinated debt securities only for up to 179 days after holders of the designated Senior Debt give the trustee for the subordinated debt securities notice of the covenant default.
The subordination does not affect our obligation, which is absolute and unconditional, to pay, when due, the principal of and any premium and interest on the subordinated debt securities. In addition, the subordination does not prevent the occurrence of any default under the subordinated indenture.
The subordinated indenture does not limit the amount of Senior Debt that we may incur. As a result of the subordination of the subordinated debt securities, if we become insolvent, holders of subordinated debt securities may receive less on a proportionate basis than other creditors.
Unless we inform you otherwise in the applicable prospectus supplement, “Senior Debt” will mean all of our indebtedness, including guarantees, other than the Convertible Notes, unless the indebtedness states that it is not senior to the subordinated debt securities or our other junior debt. Senior Debt with respect to a series of subordinated debt securities could include other series of debt securities issued under the subordinated indenture.
Guarantees
Each of the Subsidiary Guarantors, if any, with respect to a series of senior debt securities will fully and unconditionally guarantee on an unsecured basis the full and prompt payment of the principal of and any premium and interest on the debt securities of that series when and as the payment becomes due and payable, whether at maturity or otherwise. As used in this prospectus, the term “Subsidiary Guarantors” with respect to a series of debt securities refers to those subsidiaries listed under “The Subsidiary Guarantors” that guarantee that series of debt securities. The applicable prospectus supplement will name the Subsidiary Guarantors, if any, for that series of debt securities and will describe the terms of the guarantee by the Subsidiary Guarantors if they differ from the terms described in this prospectus. The guarantees provide that in the event of a default in the payment of principal of or any premium or interest on a debt security, the holder of that debt security may institute legal proceedings directly against the Subsidiary Guarantors to enforce the guarantees without first proceeding against us. If senior debt securities are so guaranteed, the guarantees will rank equally with all of the Subsidiary Guarantors’ other unsecured and unsubordinated debt from time to time outstanding and senior to any subordinated debt of the Subsidiary Guarantors. If subordinated debt securities are so guaranteed, the guarantees will be subordinated to all of the Subsidiary Guarantors’ other unsecured and unsubordinated debt from time to time outstanding.
LGI Homes, Inc., as the parent company, has no independent assets or operations. Our operations are conducted by our subsidiaries. If each of our subsidiaries listed under “The Subsidiary Guarantors” is a Subsidiary Guarantor, then all of our subsidiaries (other than subsidiaries that are minor) will be Subsidiary Guarantors.  Each potential Subsidiary Guarantor listed under “The Subsidiary Guarantors” is 100% owned by us.  The guarantees registered under this registration statement will be full and unconditional and joint and several, subject to certain automatic customary releases, including sale, exchange, or transfer of our equity interests in the Subsidiary Guarantor, liquidation or dissolution of the Subsidiary Guarantor, exercise of our legal or covenant defeasance option, and release of all guarantees by the Subsidiary Guarantors of any debt of ours for borrowed money, except for any series of debt securities under the applicable indenture.
The obligations of each Subsidiary Guarantor under its guarantee of the debt securities will be limited to the maximum amount that will not result in the obligations of the Subsidiary Guarantor under the guarantee constituting a fraudulent conveyance or fraudulent transfer under federal or state law, after giving effect to:

•	all other contingent and fixed liabilities of the Subsidiary Guarantor; and

•	any collections from or payments made by or on behalf of any other Subsidiary Guarantors in respect of the obligations of the Subsidiary Guarantor under its guarantee.
The guarantee of any Subsidiary Guarantor may be released under certain circumstances. If we exercise our legal or covenant defeasance option with respect to debt securities of a particular series as described below in “—Defeasance and Discharge,” then any Subsidiary Guarantor will be released with respect to that series. Further, if no default has occurred and is continuing under the applicable indenture, and to the extent not otherwise prohibited by the applicable indenture, a Subsidiary Guarantor will be unconditionally released and discharged from the guarantee:

•	automatically upon any sale, exchange or transfer, whether by way of merger or otherwise, to any person that is not our affiliate, of all of our equity interests in the Subsidiary Guarantor;

•	automatically upon the merger of the Subsidiary Guarantor into us or any other Subsidiary Guarantor or the liquidation and dissolution of the Subsidiary Guarantor; or

•
following delivery of a written notice by us to the trustee, upon the release of all guarantees by the Subsidiary Guarantor of any debt of ours for borrowed money, except for any series of debt securities under the applicable indenture.

Consolidation, Merger and Sales of Assets
The indentures generally permit a consolidation or merger involving us or the Subsidiary Guarantors. They also permit the Subsidiary Guarantors or us to sell, lease, convey, assign, transfer or otherwise dispose of all or substantially all of our assets. We and the Subsidiary Guarantors have agreed, however, that we will not consolidate with or merge into any entity or sell, lease, convey, assign, transfer or dispose of all or substantially all of our assets to any entity unless:
(1)    either

•	we or a Subsidiary Guarantor, as the case may be, are the continuing entity; or

•
the resulting entity is organized under the laws of the United States, any political subdivision thereof or any state thereof or the District of Columbia, and, in the case of us, expressly assumes by supplemental indenture the due and punctual payment of the principal of, premium (if any) and interest on and any additional amounts with respect to the debt securities and the performance of our covenants and obligations under the applicable indenture and the debt securities, or, in the case of such Subsidiary Guarantor, the performance of the guarantee and such Subsidiary Guarantor’s covenants and obligations under the applicable indenture and the debt securities; and

(2)
immediately after giving effect to the transaction or series of transactions, no default or event of default under the applicable indenture has occurred and is continuing or would result from the transaction(s).

This covenant will not apply to any merger of another entity into us. Upon any transaction of the type described in and effected in accordance with this section, the resulting entity will succeed to and be substituted for us and may exercise all of our rights and powers under the applicable indenture and the debt securities with the same effect as if the resulting entity had been named as us in the applicable indenture. In the case of any asset transfer or disposition other than a lease, when the resulting entity assumes all of our obligations and covenants under the applicable indenture and the debt securities, we will be relieved of all such obligations.
Events of Default
Unless we inform you otherwise in the applicable prospectus supplement, the following are events of default with respect to a series of debt securities:

•	our failure to pay interest on any debt security of that series for 30 days when due;

•	our failure to pay principal of or any premium on any debt security of that series when due;

•	our failure to deposit any sinking fund payment relating to any debt security of that series for 30 days when due;

•
our failure to comply with any covenant or agreement in that series of debt securities or the applicable indenture (other than an agreement or covenant that has been included in the indenture solely for the benefit of other series of debt securities) for 90 days after written notice by the trustee or by the holders of at least 25% in principal amount of the outstanding debt securities issued under that indenture that are affected by that failure;

•
specified events involving bankruptcy, insolvency or reorganization of us or a Subsidiary Guarantor with respect to that series of debt securities that is a significant subsidiary (as defined in Regulation S-X promulgated by the SEC, as in effect on the date of the applicable indenture) of us;

•	if applicable, specified events involving the guarantees; and

•	any other event of default provided for that series of debt securities.
A default under one series of debt securities will not necessarily be a default under any other series. If a default or event of default for any series of debt securities occurs, is continuing and is known to the trustee, the trustee will notify the holders of applicable debt securities within 90 days after it occurs. The trustee may withhold notice to the holders of the debt securities of any default or event of default, except in any payment on the debt securities, if the trustee in good faith determines that withholding notice is in the interests of the holders of those debt securities.
If an event of default for any series of debt securities occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of the series affected by the default (or, in some cases, 25% in principal amount of all debt securities issued under the applicable indenture that are affected, voting as one class) may declare the principal of and all accrued and unpaid interest on those debt securities to be due and payable immediately. If an event of default relating to certain events of bankruptcy, insolvency or reorganization of us or a Subsidiary Guarantor that is a significant subsidiary occurs, the principal of and accrued and unpaid interest on all the debt securities of that series will become immediately due and payable without any action on the part of the trustee or any holder. At any time after a declaration of acceleration has been made, the holders of a majority in principal amount of the outstanding debt securities of the series affected by the default (or, in some cases, of all debt securities issued under the applicable indenture that are affected, voting as one class) may in some cases rescind this accelerated payment requirement and its consequences.
A holder of a debt security of any series issued under an indenture may pursue any remedy under that indenture only if:

•	the holder gives the trustee written notice of a continuing event of default with respect to that series of debt securities;

•	the holders of at least 25% in principal amount of the outstanding debt securities of that series make a written request to the trustee to pursue the remedy;

•	the holders offer to the trustee security or indemnity satisfactory to the trustee against any loss, liability or expense;

•	the trustee does not comply with the request within 60 days after receipt of the request and offer of security or indemnity; and

•	during that 60-day period, the holders of a majority in principal amount of the debt securities of that series do not give the trustee a direction inconsistent with the request.
This provision does not, however, affect the right of a holder of a debt security to sue for enforcement of any overdue payment.
In most cases, the trustee will be under no obligation to exercise any of its rights or powers under the applicable indenture at the request or direction of any of the holders unless those holders have offered to the trustee security or indemnity satisfactory to it. Subject to this provision for security or indemnification, the holders of a majority in principal amount of the outstanding debt securities of a series (or of all debt securities issued under the applicable indenture that are affected, voting as one class) generally may direct the time, method and place of:

•	conducting any proceeding for any remedy available to the trustee; or

•	exercising any trust or power conferred on the trustee relating to or arising as a result of an event of default.
If an event of default occurs and is continuing, the trustee will be required to use the degree of care and skill of a prudent person in the conduct of his own affairs.
The indentures require us to furnish to the trustee annually a statement as to our performance of certain of our obligations under the indentures and as to any default in performance.

Modification and Waiver
We and the trustee may supplement or amend each indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of all series issued under that indenture that are affected by the amendment or supplement (voting as one class). Without the consent of the holder of each debt security affected, however, no modification may:

•	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate of or change the time for payment of interest on the debt security;

•	reduce the principal of the debt security or change its stated maturity;

•	reduce any premium payable on the redemption of the debt security or change the time at which the debt security may or must be redeemed;

•	change any obligation to pay additional amounts on the debt security;

•	make payments on the debt security payable in currency other than as originally stated in the debt security;

•	impair the holder’s right to institute suit for the enforcement of any payment on or with respect to the debt security;

•
make any change in the percentage of principal amount of debt securities necessary to waive compliance with certain provisions of the indenture or to make any change in the provision related to modification;

•	with respect to the subordinated indenture, modify the provisions relating to the subordination of any subordinated debt security in a manner adverse to the holder of that security;

•	waive a continuing default or event of default regarding any payment on the debt securities;

•
except as specifically provided in the indenture, release any Subsidiary Guarantor or modify the related Guarantee in any manner materially adverse to the holders of debt securities under that indenture; or

•	if applicable, make any change that materially and adversely affects the right to convert any debt security.
We and the trustee may supplement or amend each indenture or waive any provision of that indenture without the consent of any holders of debt securities issued under that indenture in certain circumstances, including:

•	to cure any ambiguity, omission, defect or inconsistency;

•	to provide for the assumption of our obligations under the indenture by a successor upon any merger, consolidation or asset transfer permitted under the indenture;

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities or to provide for bearer debt securities;

•	to provide any security for, or to add any guarantees of or obligors on, any series of debt securities;

•	to comply with any requirement to effect or maintain the qualification of that indenture under the Trust Indenture Act of 1939, as amended;

•	to add covenants that would benefit the holders of any debt securities or to surrender any rights we have under the indenture;

•	to add events of default with respect to any series of debt securities;

•	to make any change that does not adversely affect any outstanding debt securities of any series issued under that indenture in any material respect;

•	to establish the form or terms of any debt securities and to accept the appointment of a successor trustee, each as permitted under the indenture;

•	to supplement any of the provisions of that indenture to the extent necessary to permit or facilitate the defeasance and discharge of any series of debt securities; and

•	to provide for the appointment of a successor trustee or to provide for or facilitate the administration of the trusts under that indenture by more than one trustee.
The holders of a majority in principal amount of the outstanding debt securities of any series (or, in some cases, of all debt securities issued under the applicable indenture that are affected, voting as one class) may waive any existing or past default or event of default with respect to those debt securities. Those holders may not, however, waive any default or event of default in any payment on any debt security or compliance with a provision that cannot be amended or supplemented without the consent of each holder affected.
Defeasance and Discharge
Defeasance. When we use the term defeasance, we mean discharge from some or all of our obligations under an indenture. If we deposit with the trustee under an indenture any combination of money or government securities sufficient to make payments on the debt securities of a series issued under that indenture on the dates those payments are due, then, at our option, either of the following will occur:

•	we and the Subsidiary Guarantors, if applicable, will be discharged from our obligations with respect to the debt securities of that series (“legal defeasance”); or

•
we and the Subsidiary Guarantors, if applicable, will no longer have any obligation to comply with specified restrictive covenants with respect to the debt securities of that series, the covenant described under “—Consolidation, Merger and Sales of Assets” and other specified covenants under the applicable indenture, and the related events of default will no longer apply (“covenant defeasance”).

If a series of debt securities is defeased, the holders of the debt securities of that series will not be entitled to the benefits of the applicable indenture, except for obligations to register the transfer or exchange of debt securities, replace stolen, lost or mutilated debt securities or maintain paying agencies and hold money for payment in trust. In the case of covenant defeasance, our obligation to pay principal, premium and interest on the debt securities, and if applicable, the Subsidiary Guarantors’ guarantees of the payments, will also survive.
Unless we inform you otherwise in the applicable prospectus supplement, we will be required to deliver to the trustee an opinion of counsel that the deposit and related defeasance would not cause the holders of the debt securities to recognize income, gain or loss for U.S. federal income tax purposes and that the holders would be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the deposit and related defeasance had not occurred. If we elect legal defeasance, that opinion of counsel must be based upon a ruling from the United States Internal Revenue Service or a change in law to that effect.
Under current U.S. federal income tax law, legal defeasance would likely be treated as a taxable exchange of debt securities to be defeased for interests in the defeasance trust. As a consequence, a United States holder would recognize gain or loss equal to the difference between the holder’s cost or other tax basis for the debt securities and the value of the holder’s interest in the defeasance trust, and thereafter would be required to include in income a share of the income, gain or loss of the defeasance trust. Under current U.S. federal income tax law, covenant defeasance would not be treated as a taxable exchange of such debt securities.
Satisfaction and Discharge. In addition, an indenture will cease to be of further effect with respect to the debt securities of a series issued under that indenture, subject to exceptions relating to compensation and indemnity of the trustee under that indenture and repayment to us of excess money or government securities, when either:

(a)    all outstanding debt securities of that series have been delivered to the trustee for cancellation; or
(b)    all outstanding debt securities of that series not delivered to the trustee for cancellation (i) either have become due and payable, or will become due and payable at their stated maturity within one year, or are to be called for redemption within one year; (ii) we have deposited with the trustee any combination of money or government securities in trust sufficient to pay the entire indebtedness on the debt securities of that series when due; and (iii) we have paid all other sums payable by us with respect to the debt securities of that series.
Governing Law
New York law will govern the indentures, the debt securities and the guarantees.

The Trustees
We will name the trustee under the applicable indenture in the applicable prospectus supplement.
Each indenture contains limitations on the right of the trustee, if it or any of its affiliates is then our creditor or, if applicable, a creditor of a Subsidiary Guarantor, to obtain payment of claims or to realize on certain property received for any such claim, as security or otherwise. The trustee and its affiliates are permitted to engage in other transactions with us, and, if applicable, the Subsidiary Guarantors. If, however, the trustee acquires any conflicting interest, it must eliminate that conflict or resign within 90 days after ascertaining that it has a conflicting interest and after the occurrence of a default under the applicable indenture, unless the default has been cured, waived or otherwise eliminated within the 90-day period.
Payments and Paying Agents
Unless we inform you otherwise in the applicable prospectus supplement, we will make payments on the debt securities in U.S. dollars at the office of the trustee and any paying agent. At our option, however, payments may be made by wire transfer for global debt securities or by check mailed to the address of the person entitled to the payment as it appears in the security register. Unless we inform you otherwise in the applicable prospectus supplement, we will make interest payments to the person in whose name the debt security is registered at the close of business on the record date for the interest payment.
Unless we inform you otherwise in the applicable prospectus supplement, the trustee under the applicable indenture will be designated as the paying agent for payments on debt securities issued under that indenture. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts.
If the principal of or any premium or interest on debt securities of a series is payable on a day that is not a business day, the payment will be made on the following business day. For these purposes, unless we inform you otherwise in the applicable prospectus supplement, a “business day” is any day that is not a Saturday, a Sunday or a day on which banking institutions in any of New York, New York, Houston, Texas or a place of payment on the debt securities of that series is authorized or obligated by law, regulation or executive order to remain closed.
Subject to the requirements of any applicable abandoned property laws, the trustee and paying agent will pay to us upon written request any money held by them for payments on the debt securities that remains unclaimed for two years after the date upon which that payment has become due. After payment to us, holders entitled to the money must look to us for payment. In that case, all liability of the trustee or paying agent with respect to that money will cease.
Form, Exchange, Registration and Transfer
We will issue the debt securities in registered form, without interest coupons. Debt securities of any series will be exchangeable for other debt securities of the same series, the same total principal amount and the same terms but in different authorized denominations in accordance with the applicable indenture. Holders may present debt securities for registration of transfer at the office of the security registrar or any transfer agent designated by us. The security registrar or transfer agent will effect the transfer or exchange if its requirements and the requirements of the applicable indenture are met. We will not charge a service charge for any registration of transfer or exchange of the debt securities. We may, however, require payment of any transfer tax or similar governmental charge payable for that registration.
We will appoint the trustee as security registrar for the debt securities. If the applicable prospectus supplement refers to any transfer agents we initially designate, we may at any time rescind that designation or approve a change in the location through which any transfer agent acts. We are required to maintain an office or agency for transfers and exchanges in each place of payment. We may at any time designate additional transfer agents for any series of debt securities.
In the case of any redemption of debt securities of a series or any repurchase of debt securities of a series required under the terms of the series, we will not be required to register the transfer or exchange of:

•
any debt security of that series during a period beginning 15 business days prior to the mailing of the relevant notice of redemption or repurchase and ending on the close of business on the day of mailing of such notice; or

•	any debt security of that series that has been called for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part.
Book-Entry Debt Securities
We may issue the debt securities of a series in the form of one or more global debt securities that would be deposited with a depositary or its nominee identified in the applicable prospectus supplement. We may issue global debt securities in either temporary or permanent form. We will describe in the applicable prospectus supplement the terms of any depositary arrangement and the rights and limitations of owners of beneficial interests in any global debt security.

DESCRIPTION OF CAPITAL STOCK
General
The following descriptions are summaries of material terms of our common stock, preferred stock, certificate of incorporation and bylaws. Copies of our certificate of incorporation and bylaws have been incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you are urged to review these documents. Please read “Where You Can Find More Information.”
As of the date of this prospectus, our authorized capital stock consists of 250 million shares of common stock, $.01 par value, of which 19,908,482 shares of common stock were issued and outstanding as of June 30, 2015, and five million shares of preferred stock, $.01 par value, of which no shares were issued and outstanding as of the date of this prospectus.
Common Stock
Holders of our common stock are entitled to one vote for each share held in the election of directors and on all other matters submitted to a vote of our stockholders. Cumulative voting of shares of our common stock is prohibited. Accordingly, holders of a majority of the shares of our common stock entitled to vote in any election of directors may elect all of the directors standing for election.
Subject to the prior rights of the holders of any outstanding preferred stock, holders of our common stock are entitled to receive dividends when, as and if declared by our board of directors out of funds legally available therefor. Upon the liquidation, dissolution or winding up of LGI Homes, Inc., the holders of our common stock are entitled to receive ratably the assets of LGI Homes, Inc. remaining after payment of all liabilities and payment to holders of our preferred stock if such preferred stock has an involuntary liquidation preference over our common stock. Holders of our common stock have no preemptive, subscription, redemption or conversion rights. The outstanding shares of our common stock are, and any shares of our common stock offered and issued by us pursuant to this prospectus will be, when issued and paid for, validly issued, fully paid and nonassessable.
Preferred Stock
Our board of directors is authorized, without any further notice or action of our stockholders, to issue up to five million shares of our preferred stock in one or more series and to determine the relative rights, preferences and privileges of the shares of any such series.
Limitation on Liability and Indemnification of Officers and Directors
Our certificate of incorporation and our bylaws provide for indemnification of our officers and directors to the fullest extent permitted by Delaware law. Our certificate of incorporation and our bylaws limit the liability of our directors for monetary damages to the fullest extent permitted by Delaware law. We maintain directors’ and officers’ liability insurance.
Anti-Takeover Effects of Provisions of Our Certificate of Incorporation, Our Bylaws and Delaware Law
Some provisions of Delaware law and our certificate of incorporation and our bylaws contain provisions that could have the effect of delaying, deterring or preventing another party from acquiring or seeking to acquire control of us. These provisions are intended to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage anyone seeking to acquire control of us to negotiate first with our board of directors. However, these provisions may also delay, deter or prevent a change in control or other takeover of LGI Homes, Inc. that our stockholders might consider to be in their best interests, including transactions that might result in a premium being paid over the market price of our common stock and also may limit the price that investors are willing to pay in the future for our common stock. These provisions may also have the effect of preventing changes in our management.
Our certificate of incorporation and our bylaws include anti-takeover provisions that:

•
authorize our board of directors, without further action by our stockholders, to issue up to five million shares of our preferred stock in one or more series, and with respect to each series, to fix the number of shares constituting that series and establish the rights and other terms of that series;

•	require that actions to be taken by our stockholders may be taken only at an annual or special meeting of our stockholders and not by written consent;

•
specify that special meetings of our stockholders can be called only by our board of directors, the chairman of our board of directors, our chief executive officer or our president (if we do not have a chief executive officer);

•	establish advance notice procedures for our stockholders to submit nominations of candidates for election to our board of directors and other proposals to be brought before a stockholders meeting;

•	provide that our bylaws may be amended by our board of directors without stockholder approval;

•	allow our directors to establish the size of our board of directors by action of the board of directors, subject to a minimum of three members;

•
provide that vacancies on our board of directors or newly created directorships resulting from an increase in the number of our directors may be filled only by vote of a majority of directors then in office, even though less than a quorum; and

•	do not give the holders of our common stock cumulative voting rights with respect to the election of directors.
Business Combinations
Section 203 of the Delaware General Corporation Laws (“DGCL”) provides that we may not engage in certain “business combinations” with any “interested stockholder” for a three-year period following the time that the person became an interested stockholder, unless:

•
prior to the time that person became an interested stockholder, our board of directors approved either the business combination or the transaction which resulted in the person becoming an interested stockholder;

•
upon consummation of the transaction which resulted in the person becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of LGI Homes, Inc. outstanding at the time the transaction commenced, excluding certain shares; or

•
at or subsequent to the time the person became an interested stockholder, the business combination is approved by our board of directors and by the affirmative vote of at least 66 2/3% of our outstanding voting stock which is not owned by the interested stockholder.

Generally, a business combination includes a merger, consolidation, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an interested stockholder is a person who, together with that person’s affiliates and associates, owns, or within the previous three years owned, 15% or more of our voting stock. However, in our case, Messrs. Eric and Tom Lipar and any of their respective permitted transferees receiving 15% or more of our voting stock, such stockholders will not be deemed to be interested stockholders regardless of the percentage of our voting stock owned by them. The statute could prohibit or delay mergers or other takeover or change in control attempts with respect to us and, accordingly, may discourage attempts to acquire us.
Authorized and Unissued Shares
Our authorized and unissued shares of common stock will be available for future issuance without stockholder approval. The existence of authorized but unissued shares of our common stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Listing
Our common stock is listed on the NASDAQ Global Select Market under the symbol “LGIH.”
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

DESCRIPTION OF WARRANTS
We may issue warrants to purchase debt securities, common stock, preferred stock or other securities or any combination of the foregoing. We may issue warrants independently or together with other securities. Warrants sold with other securities may be attached to or separate from the other securities. If we issue warrants under this prospectus, we will issue such warrants under one or more warrant agreements between us and a warrant agent that we will name in the applicable prospectus supplement.
The prospectus supplement relating to any warrants that we may offer will include specific terms relating to the offering. We will file the form of any warrant agreement with the SEC, and you should read the warrant agreement for provisions that may be important to you. The applicable prospectus supplement will include some or all of the following terms:

•	the title of the warrants;

•	the aggregate number of warrants offered;

•
the designation, number and terms of the debt securities, common stock, preferred stock or other securities purchasable upon exercise of the warrants, and the procedures by which those numbers may be adjusted;

•	the exercise price of the warrants;

•	the dates or periods during which the warrants are exercisable;

•	the designation and terms of any securities with which the warrants are issued;

•	if the warrants are issued as a unit with another security, the date, if any, on and after which the warrants and the other security will be separately transferable;

•	if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;

•	any minimum or maximum amount of warrants that may be exercised at any one time; and

•	any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants.
Holders of equity warrants will not be entitled to:

•	vote, consent or receive dividends;

•	receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

•	exercise any rights as stockholders of LGI Homes, Inc.

DESCRIPTION OF PURCHASE CONTRACTS
We may issue purchase contracts for the purchase or sale of:

•	debt or equity securities issued by us;

•	currencies; or

•	commodities.
Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities, currencies or commodities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, currencies or commodities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.
The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or prefunded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid purchase contracts will be issued under the applicable indenture.

DESCRIPTION OF UNITS
We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.
The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.
If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

•	the title of the series of units;

•	identification and description of the separate constituent securities comprising the units;

•	the price or prices at which the units will be issued;

•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

•	a discussion of certain United States federal income tax considerations applicable to the units; and

•	any other terms of the units and their constituent securities.

PLAN OF DISTRIBUTION
We may sell the securities in and outside the United States (a) through underwriters or dealers, (b) directly to purchasers or (c) through agents. The applicable prospectus supplement will include the following information:

•	the terms of the offering;

•	the names of any underwriters or agents;

•	the purchase price of the securities from us and, if the purchase price is not payable in U.S. dollars, the currency, currency unit or composite currency in which the purchase price is payable;

•	the net proceeds to us from the sale of securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	the initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any commissions paid to agents.
Sale Through Underwriters or Dealers
If we use underwriters in the sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the applicable prospectus supplement and except as described below, the obligations of the underwriters to purchase the securities will be subject to conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.
Underwriters may sell shares of our common stock under this prospectus by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 under the Securities Act, which includes sales made directly on the NASDAQ Global Select Market, on any other existing trading market for our common stock or to or through a market maker, or in privately negotiated transactions. Unless we inform you otherwise in the applicable prospectus supplement, the sales agent with respect to any such at-the-market offering will make all sales using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreeable terms between the sales agent and us. We will include in the applicable prospectus supplement the amount of any compensation to be received by the sales agent.
During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters also may impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.
If we use dealers in the sale of securities, the securities will be sold directly to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The dealers participating in any sale of the securities may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will include in the applicable prospectus supplement the names of the dealers and the terms of the transaction.
Direct Sales and Sales Through Agents
We may sell the securities directly. In that event, no underwriters or agents would be involved. We may also sell the securities through agents we designate from time to time. In the applicable prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable by us or to the agent. Unless we inform you otherwise in the applicable prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.
We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any such sales in the applicable prospectus supplement.
Delayed Delivery Contracts
If we so indicate in the applicable prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the applicable prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.
Remarketing
We may offer and sell any of the securities in connection with a remarketing upon their purchase, in accordance with a redemption or repayment by their terms or otherwise, by one or more remarketing firms acting as principals for their own accounts or as our agents. We will identify any remarketing firm, the terms of any remarketing agreement and the compensation to be paid to the remarketing firm in the applicable prospectus supplement. Remarketing firms may be deemed underwriters under the Securities Act.
Derivative Transactions
We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third parties may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock.
We or one of our respective affiliates may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus or otherwise.
The third parties in any of the sale transactions described above will be underwriters and will be identified in the applicable prospectus supplement or in a post-effective amendment to the registration statement of which this prospectus forms a part.

General Information
We may have agreements with the agents, dealers and underwriters to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make. Agents, dealers and underwriters may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

LEGAL OPINIONS
Certain legal matters in connection with this offering will be passed upon for us by Baker Botts L.L.P., Houston, Texas. Any underwriters will be advised about other issues relating to any offering by their own legal counsel, which firm will be named in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements of LGI Homes, Inc. appearing in the 2014 Annual Report have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We file reports, proxy statements and other information with the SEC. You can read and copy any materials we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Room 1850, Washington, D.C. 20549. You can obtain information about the operation of the SEC’s public reference room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a Web site that contains information we file electronically with the SEC, which you can access over the Internet at http://www.sec.gov. You can obtain information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.
Our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the SEC are available, without charge, on or through our website, www.lgihomes.com, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The information contained in, or that can be accessed through, our website is not incorporated by reference and is not part of this prospectus.
We incorporate information into this prospectus by reference, which means that we disclose important information to you by referring you to another document filed with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except to the extent superseded by information contained in this prospectus or by information contained in documents filed with the SEC after the date of this prospectus. The following documents are incorporated by reference (other than information in such documents that is deemed not to be filed) into this prospectus:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed with the SEC on March 13, 2015;

•	our Quarterly Report on Form 10-Q for (i) the quarter ended March 31, 2015, filed with the SEC on May 7, 2015, and (ii) the quarter ended June 30, 2015, filed with the SEC on August 5, 2015;

•	our Current Reports on Form 8-K filed with the SEC on May 5, 2015 and June 1, 2015; and

•
the description of our common stock in our Registration Statement on Form 8-A filed with the SEC on October 10, 2013, and any amendment or report we may file with the SEC for the purpose of updating such description.

All documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this prospectus and prior to the sale of the all the securities hereunder shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of the filing of such documents (other than information in such documents that is deemed not to be filed).

You may request a copy of any and all of the information incorporated or deemed to be incorporated by reference in this prospectus (excluding exhibits to such information unless such exhibits are specifically incorporated by reference in this prospectus). Such requests should be sent to: LGI Homes, Inc., 1450 Lake Robbins Drive, Suite 430, The Woodlands, Texas 77380, Attention: Corporate Secretary (telephone number (281) 362-8898).

LGI HOMES, INC.
Common Stock
$25,000,000

_______________
Prospectus Supplement
September 7, 2016
_______________

Deutsche Bank Securities	J.P. Morgan
JMP Securities	Builder Advisor Group, LLC